UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

November 29, 2007

Date of report (Date of earliest event reported)

Granite City Food & Brewery Ltd.

(Exact name of registrant as specified in its charter)

Minnesota	000-29643	41-1883639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5402 Parkdale Drive, Suite 101

Minneapolis, MN 55416

(Address of principal executive offices, including zip code)

(952) 215-0660

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b)                                 On November 29, 2007, we removed Peter P. Hausback from his positions as our Chief Financial Officer and Principal Accounting Officer.  As a result of this termination, Mr. Hausback will receive a severance payment equal to 12 months base salary, a pro rata portion of any bonus, and other benefits provided under his employment agreement.

(c)                                  On November 29, 2007, our board elected James G. Gilbertson as our Chief Financial Officer and Principal Accounting Officer.  Mr. Gilbertson, age 46, currently serves as an executive consultant to businesses in the Twin Cities area.  From December 2005 to June 2007, he served as Vice President, Business Development and Cable Distribution, for ValueVision Media, Inc.  From January 2001 to July 2005, Mr. Gilbertson served as Chief Financial Officer of Navarre Corporation, a major distributor of entertainment products.  Mr. Gilbertson, who has served as a member of our board of directors since 1999, will continue to serve as a non-independent member of our company’s board.  He will no longer serve on our company’s audit committee.  Bruce H. Senske, a member of the audit committee, will succeed Mr. Gilbertson as our company’s audit committee financial expert.  There are no familial relationships between Mr. Gilbertson and any other officer or director of our company.  There are no transactions in which Mr. Gilbertson has an interest requiring disclosure under Item 404(a) of Regulation S-K.  Each of our company’s executive officers is appointed to serve until his or her successor is duly appointed or his or her earlier removal or resignation from office.  We issued a press release regarding the naming of Mr. Gilbertson as Chief Financial Officer on November 29, 2007, which is attached hereto as Exhibit 99 and incorporated herein by reference.

We have entered into an employment agreement with Mr. Gilbertson providing for his employment on an at-will basis at an annual base salary of $225,000.  He is entitled to participate in performance-based cash bonus or equity award plans for senior executives based upon goals established by the board or compensation committee after reasonable consultation with Mr. Gilbertson.  He may be eligible to receive a bonus of up to 50% of his base salary.  We also granted to Mr. Gilbertson a stock option for the purchase of 175,000 shares of common stock, vesting over a two-year period, upon the commencement of his employment.  We previously filed the form of non-qualified stock option agreement used in connection with awards under our 2002 Equity Incentive Plan.  Mr. Gilbertson declined to accept the non-employee director stock option for 15,000 shares of common stock he would have otherwise received on November 26, 2007.  The employment agreement provides for provisions for termination with and without cause by our company and for good reason by Mr. Gilbertson and for the payment of a severance payment upon termination of employment resulting from a change of control of our company, or if Mr. Gilbertson is terminated without cause.  The employment agreement contains other customary terms and conditions.  A copy of the employment agreement with Mr. Gilbertson has been filed with this report as Exhibit 10 and is incorporated herein by reference.

ITEM 9.01                                       FINANCIAL STATEMENTS AND EXHIBITS

(d)                                 Exhibits.

See “Exhibit Index.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Granite City Food & Brewery Ltd.

Date: November 29, 2007	By:	/s/ Steven J. Wagenheim
Steven J. Wagenheim
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

10	Executive Employment Agreement by and between the Registrant and James G. Gilbertson, dated November 29, 2007.

99	Press Release, dated November 29, 2007.